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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               July 20, 2001
                     (Date of earliest event reported)

                                SPACEDEV, INC.
           (Exact Name of Registrant as Specified in its Charter)


       Colorado                 000-28947              84-1374613
    (State or Other            (Commission            (IRS Employer
    Jurisdiction of            File Number)           Identification
    Incorporation)                                       Number)


                     13855 Stowe Drive, Poway, CA 92064
             (Address of Principal Offices, including zip code)


                               (858) 375-2000
            (Registrant's telephone number, including area code)

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Item 5.  Other Events

Annual Shareholder Meeting

         On July 20, 2001, Registrant held its annual meeting of shareholders at which shareholders were presented with motions to elect a board of directors and to ratify the selection of Nation Smith Hermes Diamond, APC as Registrant's independent auditors for the year ended December 31, 2001. The shareholders voted to elect the following individuals to the Board of Directors, to serve until Registrant's next annual meeting of shareholders:

NAME AND AGE               POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATIONS

James W. Benson (56)       Mr. Benson is the founder, Chairman and Chief
                           Executive Officer of the Company. Mr. Benson is also a Director of the Company, a position he has held since October 1997. In 1984, Mr. Benson founded
                           Compusearch Software Systems in McLean, Virginia. The company was based proprietary algorithms refined and programmed by Mr. Benson. The innovative software first enabled the use of personal computers to rapidly index and instantly search the full text of massive government procurement regulations, and to provide fast drafting of standard large and small contracts. The software was available beginning in 1984 in standalone, networked and online versions and operated on a variety of mainframe, mini and personal computers. Compusearch was the first instance of large scale, commercial implementation of PC-based full text indexing, searching and retrieval, a development that later led to today's large web search engines. In 1995 after eleven years of steady growth in revenues and profitability, Mr. Benson sold
                           Compusearch. After two years of research, Mr. Benson started SpaceDev LLC, which was acquired by the Company in October 1997. Mr. Benson holds a Bachelor of Science degree in Geology from the University of Missouri. He founded the non-profit Space Development
                           Institute and introduced the $5,000 Benson Prize for Amateur Discovery of Near Earth Objects. He is also
                           Vice-Chairman and private sector representative on NASA's national Space Grant Review Panel and a member of the American Society of Civil Engineers subcommittee on Near Earth Object Impact Prevention and Mitigation. Mr. Benson served as President of the Company until he resigned from that position on February 4, 2000.

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Charles H. Lloyd (50)      Mr. Lloyd has been the Company's Chief Financial
                           Officer since November 3, 1999. Mr. Lloyd has also been named the CEO of the Company's ISS subsidiary. Mr. Lloyd was formerly the CEO and President of International Launch Services (ILS), a joint venture of Lockheed Martin Corporation, Khrunichev State Research and Production Space Center and RSC Energia. Mr. Lloyd was employed by ILS and its predecessor joint venture LKE from 1993 to 1998. During his tenure at ILS, he was responsible for the development, expansion, and ongoing operation of the joint venture. Lloyd aggressively marketed product lines globally, not only by overcoming cultural barriers, but also by structuring the organization to support multiple product and management requirements. He is credited with developing strategic international relationships between the United States and Russia, and with setting the industry standard for strict controls in the transfer of technology. Lloyd and his team at ILS generated over a billion dollars in new contracts and developed competitive markets in Asia, Europe, and North America, all of which have provided increased revenues. Mr. Lloyd has close to 20 years of senior management experience in high technology, international service and manufacturing environments, with most of that time in positions focused on operations management, marketing and finance and administration. Prior to his employment with Lockheed and ILS, Mr. Lloyd held several management positions at General Dynamics
                           (GD). He was Vice President and Managing Director, and responsible for the management and operations of General Dynamics Commercial Launch Services. Prior to that, he was Vice President of Finance and Controller of GD Space Systems, and Vice President of Finance and Administration of GD Services Company. Mr. Lloyd began his career as a Senior Financial Planning Analyst at Ford Motor Company in 1975. Mr. Lloyd holds a Masters of Business Administration from the University of Michigan and earned his Bachelor of Arts Degree in Finance from Virginia Polytechnic Institute and State University.

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Curt Dean Blake (43)       Mr. Blake was initially appointed to the Board on
                           September 5, 2000. Mr. Blake acted as the Chief Operating Officer of the Starwave Corporation from 1993 until 1999, where he managed business development, finance, legal and business affairs, and operations for the world's most successful collection of content sites on the Internet. During that time, he developed business strategies, financial models, and structured and negotiated venture agreements for Starwave's flagship site, ESPN Sportszone, at that time the highest traffic destination site on the Internet. He also developed and negotiated venture agreements with the NBA, NFL, Outside Magazine and NASCAR to create sites around these brands. Mr. Blake negotiated sale of controlling interest in Starwave Corporation to Disney/ABC (NYSE:DIS). Prior to Starwave, Mr. Blake worked at Corbis from 1992 to 1993, where he led the acquisitions and licensing effort to fulfill Bill Gates' vision of creating the largest taxonomic database of digital images in the world. Mr. Blake acted as General Counsel to Aldus Corporation (now NASDAQ:ADBE) from 1989 to 1992, where he was responsible for all legal matters of the $125 million public corporation and its subsidiaries. Prior to that, Mr. Blake was an attorney at Shidler, McBroom, Gates and Lucas, during which time he was assigned as onsite counsel to the Microsoft Corporation (Nasdaq:MSFT) where he was primarily responsible for the domestic OEM/Product Support and Systems Software divisions. Mr. Blake has an MBA and JD from the University of Washington.

Howell M. Estes, III (59)  General Estes (USAF Retired) was initially appointed to the Company's Board of Directors on April 2, 2001. General Estes retired from the United States Air Force in 1998 after serving for 33 years. At that time he was the Commander-in-Chief of the North American Aerospace Defense Command (CINCNORAD) and the United States Space Command (CINCSPACE), and the Commander of the Air Force Space Command (COMAFSPC) headquartered at Peterson AFB, Colorado. In addition to a Bachelor of Science Degree from the Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard's JFK School of Government. Gen. Howell Estes is the President of Howell Estes & Associates, Inc., a wholly owned consulting firm to CEOs, Presidents and General Managers of aerospace and telecommunications companies worldwide. He serves as Vice Chairman of the Board of Trustees at The Aerospace Corporation. He served as a consultant to the Defense Science Board Task Force on SPACE SUPERIORITY and more recently as a commissioner on the U.S. Congressional Commission to Assess United States National Security Space Management and Organization (the "Rumsfeld Commission").

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Robert S. Walker (59)      Mr. Walker was initially appointed to the Company's
                           Board of Directors on April 2, 2001. Mr. Walker is Chairman and CEO of The Wexler Group. As a former Congressman (1977-1997), Chairman of the House Science Committee, Vice Chairman of the Budget Committee, and a long-time member of the House Republican leadership, Walker became a leader in advancing the nation's space program, especially the arena of commercial space, for which he was the first sitting House Member to be awarded NASA's highest honor, the Distinguished Service Medal. Bob Walker is a frequent speaker at conferences and forums. His main issues include the breadth and scope of space regulation today, and how deregulation could unleash the telecommunications, space tourism, broadcast and Internet industries. The Wexler Group is a Washington-based, full-service public policy and government relations firm founded in 1981. Wexler Group principals have served in Congress, in the White House and federal agencies, as congressional staff, in state and local governments and in political campaigns. The Wexler Group is a leader on the technology issues of the twenty-first century.

Wesley T. Huntress (58)    Dr. Huntress was initially elected to the Company's
                           Board of Directors as an Independent Director at the Company's annual shareholder meeting held June 30, 1999. Dr. Huntress is currently Director of the Geophysical Laboratory at the Carnegie Institution of
                           Washington in Washington, DC, where he leads an interdisciplinary group of scientists in the fields of high-pressure science, astrobiology, petrology and biogeochemistry. Prior to his appointment at Carnegie, Dr. Huntress served the Nation's space program as the Associate Administrator for Space
                           Science at NASA from October 1993 through September
                           1998 where he was responsible for NASA's programs in astrophysics, planetary exploration, and space physics. During his tenure, NASA space science produced numerous major discoveries, and greatly increased the launch rate of missions. These discoveries include the discovery of possible ancient microbial life in a Mars meteorite; a possible subsurface ocean on Jupiter's moon Europa; the finding that gamma ray bursts originate at vast distances from the Milky Way and are extraordinarily powerful; discovery of massive rivers of plasma inside the Sun; and a wealth of announcements and images from the Hubble Space Telescope, which have revolutionized astronomy as well as increased public interest in the cosmos. Dr. Huntress also served as a Director of NASA's Solar System Exploration Division from 1990 to 1993, and as special assistant to NASA's
                           Director of the Earth Science and Applications from 1988 to 1990. Dr. Huntress came to NASA Headquarters from Caltech's Jet Propulsion Laboratory (JPL). Dr.
                           Huntress joined JPL as a National Research Council resident associate after receiving is B.S. in Chemistry from Brown University in 1964 and his Ph.D.
                           in Chemical Physics from Stanford in 1968.

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In addition to the election of directors, Registrant's shareholders ratified the appointment of Nation Smith Hermes Diamond, APC to act as Registrant's independent auditors for the year ended December 31, 2001.

Corrective Disclosure

         Registrant's Proxy Statement for its 2001 Annual Shareholder Meeting, filed July 6, 2001, inadvertently contained a statement that none of the nominees for election as directors were sitting on the board of another reporting company. Robert S. Walker, however, currently sits on the Board of Directors of DCH Technology, Inc., a position he has held since January 1999.

Resignation of Stanley W. Dubyn

         Stanley W. Dubyn resigned his position as a Director, President and Chief Operating Officer of Registrant shortly before the filing of the Proxy Statement on July 6, 2001. Mr. Dubyn's resignation came as the result of personal family issues, and did not involve any disagreements with the management or policies of Registrant. Mr. Dubyn has indicated that he can be available to advise Registrant on the preparation and submission of proposals in the future.

         At Registrant's annual meeting of the Board of Directors, the Board appointed Charles H. Lloyd as Chief Operating Officer of Registrant. In his capacities as Chief Financial Officer and Chief Operating Officer, Mr. Lloyd will be responsible for the day-to-day operation of Registrant.

Item 7.  Exhibits

         99.1  Press Release dated July 25, 2001

Item 9.  Expectations for Second Quarter Earnings

         Registrant anticipates that revenues will be higher in its Second Quarter ending June 30, 2001 than the First Quarter, and that revenues for the Full Year 2001 should be roughly the same as last year. Registrant estimates that it needs sales of about $4 to $5 million to break-even at its current financial structure. At the present time, Registrant has submitted about $40 million of outstanding proposals to customers that are still under evaluation and another $15 to $20 million of proposals are in work to submit to customers. Registrant cannot predict how many, if any, of these proposals that it may win.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SPACEDEV, INC.


Dated: July 25, 2001                      By:  /s/ James W. Benson
                                             ------------------------------
                                             Name:  James W. Benson
                                             Title: Chief Executive Officer